EXHIBIT 7.5

Joint Filing Agreement
Pursuant to Rule 13d-1(k)
THIS JOINT FILING AGREEMENT is entered into as of February 17, 2015, by and among the parties hereto.  The undersigned hereby agree that the Statement on Schedule 13D with respect to the Class A common stock, par value $0.001 per share of Shake Shack Inc., a Delaware corporation (the “Issuer”), Class B common stock, par value $0.001 per share of the Issuer, common membership interests of SSE Holdings, LLC, a Delaware limited liability company and subsidiary of the Issuer, and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
[Signatures on following pages]

SELECT EQUITY GROUP, L.P.

By: Select Equity GP, LLC, its general partner

By: /s/ George S. Loening	Date: February 17, 2015

SEG PARTNERS L.P.

By: SEG Partners Holdings, LLC, its general partner

By: /s/ George S. Loening	Date: February 17, 2015

SEG PARTNERS Holdings, LLC.

By: /s/ George S. Loening	Date: February 17, 2015

SEG PARTNERS II, L.P.

By: SEG Partners II Holdings, LLC, its general partner

By: /s/ George S. Loening	Date: February 17, 2015

SEG PARTNERS II Holdings, LLC

By: /s/ George S. Loening	Date: February 17, 2015

SEG PARTNERS OFFSHORE MASTER FUND, LTD.

By: /s/ George S. Loening	Date: February 17, 2015

GEORGE S. LOENING

By: /s/ George S. Loening	Date: February 17, 2015

EVAN C. GUILLEMIN

By: /s/ Evan C. Guillemin	Date: February 17, 2015